                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) May 21, 2002

                       FIRST COMMONWEALTH CORPORATION
              ____________________________________________________
             (Exact Name of Registrant as specified in its charter)

        VIRGINIA                    0-5392                     54-0832816
________________________         ____________            ___________________
(State or other Juris-            (Commission               (I.R.S. Employer
diction of incorporation         File Number)            identification No.)

                            5250 SOUTH SIXTH STREET
                                 P.O. BOX 5147
                             SPRINGFIELD, IL 62705
           __________________________________________________________
          (Address of principal executive offices, including zip code)

        Regisrant's telephone number, including area code (217)-241-6300

                                Not Applicable
          ___________________________________________________________
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On May 21, 2002, at a special meeting of shareholders, the shareholders of First
Commonwealth Corporation,  a Virginia corporation ("FCC"), voted on and approved that certain  Agreement and Plan of  Reorganization  and related Plan of Merger, each dated as of June 5, 2001,  between  United Trust Group,  Inc.,  an Illinois corporation  ("UTG"), and FCC (collectively,  the "Merger  Agreement"),  and the merger contemplated thereby in which FCC would be merged with and into UTG, with
UTG  being  the  surviving   corporation  of  the  merger.  UTG  presently  owns
approximately  82% of the  outstanding  stock of FCC.  Pursuant to the terms and conditions of the Merger  Agreement,  each share of FCC stock outstanding at the effective  time of the merger  (other  than shares held by UTG or shares held in treasury by FCC or by one of its subsidiaries)  will at such time  automatically be converted into the right to receive $250 in cash per share.

Pending the  completion  of  governmental  notices  regarding  the  contemplated merger, FCC expects the merger will be completed and become effective during the second quarter of 2002.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                         FIRST COMMONWEALTH CORPORATION
                                  (Registrant)

                                        By:   /s/ Randall L. Attkisson
                                             Randall L. Attkisson
                                             President, Chief Operating
                                               Officer and Director

                                        By:   /s/ Theodore C. Miller
                                             Theodore C. Miller
                                             Senior Vice President and
                                               Chief Financial Officer

Date:  May 22, 2002